RULE 10f 3 REPORT FORM
Record Of Securities Purchased
Under The Trust s Rule 10f 3 Procedures

1.	Name of Portfolio: 	Neuberger Berman High Income Bond Fund
2.	Name of Issuer: 	Crown Americas Inc 7.75% 11/15/15 CUSIP: 228188AC2

3.	Date of Purchase: 		November 8, 2005

4.	Underwriter from whom purchased: 	 Citigroup

5.	Affiliated Underwriter managing or participating in
underwriting syndicate: 	LEH
6.	Is a list of the underwriting syndicate's members attached?
           Yes _X__    No  _____
7.	Aggregate principal amount of purchase by all investment
companies advised by the
	Adviser or Subadviser: 			$10 MM Face

8.	Aggregate principal amount of offering: 	$600 MM

9.	Purchase price net of fees and expenses: 	Par 100.000

10.	Date offering commenced: 		11/8/05

11.	Offering price at close of first day on which any sales were
made: 	100.125

12.	Commission, spread or profit:  	2.5	%		$	/ share

13.	Have the following conditions been satisfied?		Yes	     No

a.	The securities are:
	part of an issue registered under the Securities Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
See Appendix B to the Rule 10f 3 Procedures for definitions of the capitalized terms herein.


	____		____
	____		____
	____		____
	__X_		____

b.	1   The securities were purchased prior to the end of the
first day on which
any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of
the securities except, in the case of an Eligible Foreign Offering, for any
rights to purchase that are required by law to be granted to existing security
holders of the issuer; OR
  Yes	        No







_X__	 ____

	2 If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____
c.	The underwriting was a firm commitment underwriting?
	_X__		____
d.	The commission, spread or profit was reasonable and fair in
relation to that
being received by others for underwriting similar securities during the same period see Attachment for comparison of spread with comparable recent offerings?



	_X__		____
e.	The issuer of the securities, except for Eligible Municipal
Securities, and its
predecessors have been in continuous operation for not less than three years?

	__X_		____
f.	1  The amount of the securities, other than those sold in an
Eligible Rule
144A Offering see below, purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

	2  If the securities purchased were sold in an Eligible Rule
144A Offering,
the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

i	The principal amount of the offering of such class sold by
underwriters
or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A a 1, plus

ii	The principal amount of the offering of such class in any concurrent public offering?



	___		____










	__X_		____
g.        1      No affiliated underwriter of the Trust was a direct
or indirect participant
in or beneficiary of the sale; OR
2   With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__X_	____



____	____



h.	Information has or will be timely supplied to the appropriate officer of the
Trust for inclusion on SEC Form N-SAR and quarterly reports to the
Trustees?
Yes	  No



	 _X__		____

Approved:						       Date:




Comparison #1
Comparison #2
Comparison #3
Security
__Galaxy Entertainment
Finance 9.875%
12/15/12 _____
Accellent Inc 10.5%
12/1/13
______________
______________
Date Offered
__12/7/05____________
__11/17/05
______________
Offering Price
___100___________
_____98.672_________
______________
Spread $
______________
______________
______________
Spread %
_____2.0%______
___2.5%
______________
Type of Security
____144A ___
______________
_____144A_______
______________
______________
______________
Rating or Quality
__B1/B+_________
______________
____Caa1/B-
______________
______________
______________
Size of Issue
_____350 MM___
____305 MM_____
______________
Total Capitalization of
Issuer

____

____

______________





Note:	Minimum of two comparisons must be completed for each purchase.


3


Attachment